Exhibit 99.1

INCOME FUND

EIGHT B L.P.

PORTFOLIO OVERVIEW

THIRD QUARTER

2009

LETTER FROM THE CEOs                                                                                                                         As of November 13, 2009

Dear investor in ICON Income Fund Eight B L.P.:

We write to briefly summarize our activity for the third quarter of 2009.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of September 30, 2009, Fund Eight B was in its liquidation period.  During the remainder of the liquidation period, distributions that are generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity and equipment coming off lease is sold.  Throughout the quarter, we made distributions in the aggregate amount of $100,960.

As you may already be aware, among the assets owned by Fund Eight B are interests in two aircraft that are subject to leases with Cathay Pacific Airways Limited, which are scheduled to come off lease during the second half of 2011. While the airline industry’s move toward more fuel efficient aircraft has impacted the value of the assets, we are hopeful that the recent drop in fuel prices combined with delays in the production and delivery of new wide-body aircraft are positive developments, which may ultimately improve our ability to sell the aircraft for a favorable sale price.

We also currently own various innovative telecommunications voice transport systems and high capacity conferencing servers, including equipment manufactured by Juniper Networks and Sonus Networks that is subject to a lease with Global Crossing.  This lease is set to expire in March 2011.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.  We look forward to sharing future successes.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Eight B L.P.

- Portfolio Overview Third Quarter 2009 -

We are pleased to present ICON Income Fund Eight B L.P.’s (the “Fund”) Portfolio Overview for the third quarter of 2009.  References to “we,” “us” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON Capital Corp.

The Fund

We raised $75,000,000 commencing with our initial offering on May 19, 2000 through the closing of the offering on October 17, 2001.  During the third quarter of 2009, we continued to operate in our liquidation period.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of September 30, 2009, our portfolio consisted primarily of the following investments.

•
Telecommunications equipment subject to a forty-eight month lease with Global Crossing Telecommunications, Inc.  We paid a purchase price of approximately $7,755,000 for the equipment and the lease is scheduled to expire on March 31, 2011.

•
Two Airbus A340-313X aircraft (B-HXM and B-HXN) leased to Cathay Pacific Airways Limited (“Cathay”).  We own all of the interests in the entity that owns B-HXM and have a 50% interest in B-HXN through a joint venture with ICON Income Fund Nine, LLC (“Fund Nine”), an entity also managed by our General Partner.  The combined purchase price of the interests in both aircraft was approximately $112,008,000, comprised of approximately $6,375,000 in cash and a non-recourse loan in the amount of approximately $105,633,000.  The original lease for the first aircraft (B-HXM) was due to expire on March 14, 2006, but was extended until October 1, 2011.  The original lease for the second aircraft (B-HXN) was due to expire on March 27, 2006, but was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the respective lease expiration dates for each aircraft.

Revolving Line of Credit

We and Fund Nine, ICON Income Fund Ten, LLC, ICON Leasing Fund Eleven, LLC, ICON Leasing Fund Twelve, LLC and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., entities sponsored by our General Partner (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at September 30, 2009 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $7,625,000 at September 30, 2009, $365,000 of which was attributable to the Fund.  Subsequent to September 30, 2009, the Fund repaid $150,000, which reduced the Fund’s outstanding loan balance to $215,000.

Transactions with Related Parties

Prior to May 1, 2006 and in accordance with the terms of our amended and restated agreement of limited partnership, we paid our General Partner (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the reinvestment period, of 3% of the purchase price of our investments.  In addition, our General Partner was reimbursed for administrative expenses incurred in connection with our operations.  Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.

Our General Partner performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.  These costs include our General Partner’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Although our General Partner continues to provide the services described above, effective May 1, 2006, our General Partner waived its rights to future management fees and administrative expense reimbursements.

We paid distributions to our General Partner in the amounts of $1,009 and $7,066 for the three and nine months ended September 30, 2009, respectively.  Additionally, our General Partner’s interest in our net income (loss) for the three and nine months ended September 30, 2009 was $403 and ($276), respectively.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets
	September 30,
	2009	December 31,
	(unaudited)	2008
Current assets:
Cash and cash equivalents	$49,619	$167,128
Current portion of net investment in finance lease	2,216,243	2,009,175
Other current assets	37,338	68,751

Total current assets	2,303,200	2,245,054

Non-current assets:
Net investment in finance lease, less current portion	1,222,391	2,911,511
Leased equipment at cost (less accumulated depreciation of $32,785,050 and $29,921,414, respectively)	42,631,670	45,495,306
Investments in joint ventures	1,212,987	1,267,392
Other non-current assets, net	1,263,490	1,286,384

Total non-current assets	46,330,538	50,960,593

Total Assets	$48,633,738	$53,205,647

Liabilities and Partners' Equity

Current liabilities:
Current portion of non-recourse long-term debt	$3,916,832	$4,029,270
Revolving line of credit, recourse	365,000	1,185,000
Deferred revenue	572,727	450,000
Due to affiliates	143,070	143,070
Accrued expenses and other current liabilities	193,370	336,796

Total current liabilities	5,190,999	6,144,136

Non-current liabilities:
Non-recourse long-term debt, less current portion	35,432,623	38,317,033

Total Liabilities	40,623,622	44,461,169

Commitments and contingencies (Note 10)

Partners' Equity:
Limited Partners	8,579,073	9,306,093
General Partner	(568,957)	(561,615)

Total Partners' Equity	8,010,116	8,744,478

Total Liabilities and Partners' Equity	$48,633,738	$53,205,647

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue:
Rental income	$1,594,091	$1,594,091	$4,782,273	$4,782,273
Finance income	124,650	190,311	425,213	615,509
Loss from investments in joint ventures	(13,726)	(51,498)	(54,405)	(2,102,349)
Interest and other income	-	37	-	380

Total revenue	1,705,015	1,732,941	5,153,081	3,295,813

Expenses:
Depreciation and amortization	961,248	964,777	2,886,499	2,896,729
Impairment loss	-	-	-	3,888,367
Interest	635,479	702,058	1,937,533	2,141,410
General and administrative	68,040	234,450	356,686	672,855

Total expenses	1,664,767	1,901,285	5,180,718	9,599,361

Net income (loss)	$40,248	$(168,344)	$(27,637)	$(6,303,548)

Net income (loss) allocable to:
Limited Partners	$39,845	$(166,661)	$(27,361)	$(6,240,513)
General Partner	403	(1,683)	(276)	(63,035)

	$40,248	$(168,344)	$(27,637)	$(6,303,548)

Weighted average number of units of limited
partnership interests outstanding	740,380	740,380	740,380	740,421

Net income (loss) per weighted average
unit of limited partnership interests	$0.05	$(0.23)	$(0.04)	$(8.43)

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Changes in Partners' Equity

	Units of Limited			Total
	Partnership	Limited	General	Partners'
	Interests	Partners	Partner	Equity
Balance, December 31, 2008	740,380	$9,306,093	$(561,615)	$8,744,478

Cash distributions to partners	-	(299,854)	(3,029)	(302,883)
Net loss	-	(11,306)	(114)	(11,420)

Balance, March 31, 2009 (unaudited)	740,380	8,994,933	(564,758)	8,430,175

Cash distributions to partners	-	(299,854)	(3,028)	(302,882)
Net loss	-	(55,900)	(565)	(56,465)

Balance, June 30, 2009 (unaudited)	740,380	8,639,179	(568,351)	8,070,828

Cash distributions to partners	-	(99,951)	(1,009)	(100,960)
Net income	-	39,845	403	40,248

Balance, September 30, 2009 (unaudited)	740,380	$8,579,073	$(568,957)	$8,010,116

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(27,637)	$(6,303,548)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Rental income paid directly to lenders by lessees	(4,905,000)	(4,905,000)
Finance income	(425,213)	(615,509)
Loss from investments in joint ventures	54,405	2,102,349
Depreciation and amortization	2,886,499	2,896,729
Impairment loss	-	3,888,367
Interest expense on non-recourse financing paid directly to lenders by lessees	1,885,198	2,087,141
Interest expense from amortization of debt financing costs	25,392	9,495
Changes in operating assets and liabilities:
Collection of finance leases	1,884,403	1,884,403
Other assets, net	28,915	(28,420)
Deferred revenue	122,727	122,727
Accrued expenses and other current liabilities	(120,473)	153,651

Net cash provided by operating activities	1,409,216	1,292,385

Cash flows from financing activities:
Repayment of revolving line of credit	(820,000)	-
Cash distributions to partners	(706,725)	(1,542,574)
Units of limited partnership interests redeemed	-	(3,473)

Net cash used in financing activities	(1,526,725)	(1,546,047)

Net decrease in cash and cash equivalents	(117,509)	(253,662)
Cash and cash equivalents, beginning of the period	167,128	414,156

Cash and cash equivalents, end of the period	$49,619	$160,494

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2009	2008
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$26,943	$54,566

Supplemental disclosure of non-cash operating activities:
Principal and interest paid on non-recourse long-term debt directly to
lenders by lessees	$4,905,000	$4,905,000

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.